Exhibit 99.2

Twist Bioscience Announces Pricing of Upsized $300.0 Million Public Offering of Common Stock

SOUTH SAN FRANCISCO, Calif. – August 4, 2026 – Twist Bioscience Corporation (Nasdaq: TWST) (“Twist”), a mid-cap growth and value biotech company, today announced the pricing of an upsized underwritten public offering of 3,125,000 shares of its common stock at a price to the public of $96.00 per share. All of the shares of common stock to be sold in the public offering are to be sold by Twist. The gross proceeds to Twist from the offering, before deducting the underwriting discounts and commissions and other offering expenses, are expected to be $300.0 million. In addition, Twist has granted the underwriters a 30-day option to purchase up to an additional 468,750 shares of common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on August 6, 2026, subject to the satisfaction of customary closing conditions.

Twist intends to use the net proceeds from the offering, together with its existing cash, cash equivalents and marketable securities, to fund research and development investments, expansion of manufacturing capacity, product offerings and the remainder for working capital and other general corporate purposes.

Goldman Sachs & Co. LLC, William Blair, Leerink Partners and Guggenheim Securities are acting as joint book-running managers for the offering.

The securities described above are being offered by Twist pursuant to an automatic shelf registration statement on Form S-3 that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 18, 2026 and automatically became effective upon filing. A preliminary prospectus supplement relating to this offering has been filed with the SEC and a final prospectus supplement relating to this offering will be filed with the SEC. The offering may be made only by means of a prospectus supplement and accompanying prospectus.  Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained by request from Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526, or by email at Prospectus-ny@ny.email.gs.com; William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606, by telephone at (800) 621-0687, or by email at prospectus@williamblair.com; Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com; or Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, NY 10017, by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer, solicitation, or sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Twist Bioscience Corporation

At Twist Bioscience, our customizable solutions across the biological continuum raise the bar in diagnostics, therapeutics, industrial, agriculture and research markets.

We drive innovation with confidence, without compromise. Whether delivering oligos, genes, proteins, libraries, characterization data, antibody discovery solutions, or NGS workflow tools, our scientific expertise and exceptional customer experience help navigate complex challenges, all with precision and at the scale and speed customers require. By enhancing R&D efficiency at every turn, we give scientists more shots on goal – more experiments, more iterations, more chances for remarkable discoveries.

Together, we stand with customers in the relentless pursuit of progress, backed by enterprise reliability, to shape a healthier and more sustainable future for all.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein, including without limitation statements regarding expected net proceeds to be received by Twist in the offering, expected use of proceeds by Twist, and the timing of the closing of the offering, are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist Bioscience’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties set forth in Twist Bioscience’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on November 17, 2025, the preliminary prospectus supplement related to the offering and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect Twist Bioscience’s results of operations, which would, in turn, have a significant and adverse impact on Twist Bioscience’s stock price. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:

For Investors:

Angela Bitting

SVP, Corporate Affairs

925-202-6211

abitting@twistbioscience.com

For Media:

Amanda Houlihan

Communications Manager

774-265-5334

ahoulihan@twistbioscience.com